EXHIBIT 23.1






                    INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Registration Statement No. 333-08527 on Form S-3, and in Registration Statement Nos. 33-40316, 33-45615, 33-53260, 33-50815, 33-52039, 33-60915, 33-60921 and 333-28543 on Form S-8 of
IPALCO Enterprises, Inc. of our report dated January 22, 1999 (February 23, 1999 as to Note 14), appearing in this Annual Report on Form 10-K of IPALCO Enterprises, Inc. for the year ended December 31, 1998.









DELOITTE & TOUCHE LLP

Indianapolis, Indiana
February 25, 1999